SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2007

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, Phase Forward Incorporated (the “Company”) adopted the Phase Forward 2007 Management Incentive Compensation Plan (the “2007 Management Plan”), effective as of January 1, 2007.  The 2007 Management Plan provides the Company’s Chief Executive Officer, Chief Financial Officer, Chairman and Chief Strategy Officer, and its Senior Vice President responsible for Services and Research and Development with an opportunity to earn a cash bonus at a target of 80%, 50%, 50%, and 50% of their respective base salaries based on the attainment of specified corporate profitability goals.  Other designated executives and employees are also provided with an opportunity to earn a cash bonus at a target of between 10%  and 50% of base salary, depending on their position, under the 2007 Management Plan.  Attainment of the corporate profitability goals is measured quarterly and earned amounts, if any, will be paid in 2008.  Each quarter’s contribution to the final bonus amount determination is weighted as follows: 10% for the first quarter; 15% for the second quarter; 30% for the third quarter; and 45% for the fourth quarter.  To the extent that the Company exceeds the corporate profitability goals, the respective target bonus amounts may be increased up to a cap of 200%, provided, however, that no bonus will be earned in a quarter if achievement is below a threshold of 80% of the targeted financial goals for the applicable quarter.

On February 28, 2007, the Company adopted the Phase Forward 2007 Global Sales Executive Incentive Compensation Plan (the “2007 Sales Executive Plan”), effective as of January 1, 2007.  The 2007 Sales Executive Plan provides our Senior Vice President of Worldwide Sales with a base salary of £170,000 and a targeted variable compensation of £120,000, for a total earnings target of £290,000.  The targeted variable compensation is subject to the attainment of specified corporate bookings and profitability goals.  The variable compensation will be calculated based on the following formula:  50% based on annual corporate bookings performance and 50% based on the corporate profitability goals established for the 2007 Management Incentive Plan.  Variable compensation components earned will be paid annually, except that partial advance payments may be made for the bookings component under certain circumstances, subject to reconciliation at year-end.  Variable compensation based on corporate profitability objectives will be measured and paid in accordance with the 2007 Management Plan.  To the extent that the Company exceeds the corporate profitability goals and/or the bookings goals, the targeted variable compensation may be increased up to an aggregate cap of 250%.

Also on February 28, 2007, the Company, pursuant to its Amended and Restated 2004 Stock Option and Incentive Plan, granted restricted stock unit awards to the following named executive officers of the Company:

Name	Title	Number of Restricted Stock Units
Robert K. Weiler	Chief Executive Officer	40,000
Rodger Weismann	Chief Financial Officer	12,500
Paul A. Bleicher, M.D., Ph.D	Chairman and Chief Strategy Officer	8,500
Steven J. Rosenberg	Senior Vice President	23,000
Stephen J. Powell	Senior Vice President of Worldwide Sales	30,000

The restricted stock units are subject to vesting periods tied to continued employment with the Company.  Each restricted stock unit vests 50%, 75% and 100% on each of the second, third and fourth anniversary after the date of grant, with acceleration of vesting provided upon certain events including full acceleration upon certain terminations of employment within twelve months following a change in control of the Company.

A copy of the 2007 Management Plan, 2007 Sales Executive Plan and Form of Restricted Stock Unit Award is included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.  The foregoing descriptions set forth in this report are qualified in their entirety by reference to the full text of such Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits:

10.1                           Phase Forward 2007 Management Incentive Compensation Plan.

10.2                           Phase Forward 2007 Global Sales Executive Incentive Compensation Plan.

10.3                           Form of Restricted Stock Unit pursuant to Amended and Restated 2004 Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

March 6, 2007	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, General Counsel and Secretary
(Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Phase Forward 2007 Management Incentive Compensation Plan.

10.2	Phase Forward 2007 Global Sales Executive Incentive Compensation Plan

10.3	Form of Restricted Stock Unit pursuant to Amended and Restated 2004 Stock Option and Incentive Plan.